As filed with the Securities and Exchange Commission on August 28, 2024

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Trio Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-1968201
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5401 Business Park South, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robin Ross

Chief Executive Officer

5401 Business Park South, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with Copies to:

Barry I. Grossman, Esq.

Scott M. Miller, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(212) 370-1300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 28, 2024

PROSPECTUS

TRIO PETROLEUM CORP.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time, in one or more offerings. This prospectus provides you with a general description of the securities of our company.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The aggregate market value of our outstanding common stock held by non-affiliates was $14,549,329 based on 50,328,328 shares of outstanding common stock, of which 46,933,320 shares are held by non-affiliates, and a per share price of $0.31 which was the closing sale price of our common stock as quoted on the NYSE American on August 12, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the NYSE American under the symbol “TPET.”

If we decide to seek a listing of any preferred stock, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 14 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ,           2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration statement, we may offer and sell securities from time to time, in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, or in the documents that we have incorporated by reference into this prospectus.

We urge you to carefully read both this prospectus and any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized any other person to provide you with different information. We will not make an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the cover of each respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires or where otherwise indicated, the terms “Trio Petroleum,” “we,” “us,” “our,” “our company,” “Company” and “our business” refer to Trio Petroleum Corp.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be different than those expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2022 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 14 and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Business Overview

TPET is a California-based oil and gas exploration and development company headquartered in Bakersfield, California, with its principal executive offices located at 5401 Business Park South, Suite 115, Bakersfield, California 93309, and with operations in Monterey County, California, and Uintah County, Utah. The Company was incorporated on July 19, 2021, under the laws of Delaware to acquire, fund, and operate oil and gas exploration, development and production projects, initially focusing on one major asset in California, the South Salinas Project (“South Salinas Project”).

We have had revenue-generating operations since the McCool Ranch Oil Field was restarted on February 22, 2024, and recognized our first revenues in our fiscal quarter ended April 30, 2024, and received initial proceeds from these operations in June 2024.

TPET was formed to initially acquire from Trio Petroleum LLC (“Trio LLC”) an approximate 82.75% working interest, which was subsequently increased to an approximate 85.775% working interest, in the large, approximately 9,300-acre South Salinas Project that is located in Monterey County, California, and subsequently partner with certain members of Trio LLC’s management team to develop and operate those assets. TPET holds an approximate 68.62% interest after the application of royalties (“net revenue interest”) in the South Salinas Project. Trio LLC holds an approximate 3.8% working interest in the South Salinas Project. TPET and Trio LLC are separate and distinct companies.

California is a significant part of TPET’s geographic focus and we recently acquired a 22% working interest in the McCool Ranch Oil Field (the “McCool Ranch Oil Field”, “McCool Ranch Field” or “McCool Ranch”) in Monterey County, California. TPET’s interests also extend beyond California and we recently acquired an interest in the Asphalt Ridge Project in Uintah County, Utah. We may acquire additional assets both inside and outside of California and Utah.

For the year ended October 31, 2022, we generated no revenues, reported a net loss of $3,800,392 and cash flows used in operating activities of $502,144. For the year ended October 31, 2023, we generated no revenues, reported a net loss of $6,544,426 and cash flows used in operating activities of $4,036,834. We began generating revenues in the fiscal quarter ended April 30, 2024. For the three months ended April 30, 2024, we reported a net loss of $4,045,935 and cash flows used in operating activities of $682,525. As of October 31, 2023 and April 30, 2024, we had an accumulated deficit of $10,446,882 and $16,194,865 respectively. There is substantial doubt regarding our ability to continue as a going concern as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operation as well as our dependence on private equity and financings. See “Risk Factors-Risks Relating to Our Business-We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended October 31, 2023 and 2022.”

Recent Business Developments

Changes to Company Management

Changes were made in June 2024 and July 2024, to our management team, including the following: 1) on June 17, 2024, Robin Ross, one of the original founders of the Company and a former director of the Company from August 2021 to May 2024, was re-appointed by the Company’s Board of Directors (the “Board”) to fill the vacancy created by Frank Ingriselli’s resignation as a member of the Board and was also appointed as Chairman of the Board; 2) on June 17, 2024, Stan Eschner, our former Executive Chairman, became our Vice Chairman of the Board replacing Frank Ingriselli who also stepped down from that position; 3) on July 11, 2024, Michael L. Peterson, the Company’s Chief Executive Officer and a director of the Company, resigned as Chief Executive Officer and a director of the Company and was engaged as a consultant to the Company; and 4) on July 11, 2024, Mr. Ross was appointed as the Company’s Chief Executive Officer, and now currently serves as Chief Executive Officer of the Company and Chairman of the Board.

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Changes to Independent Registered Public Accounting Firm

On May 6, 2024, the Company dismissed BF Borgers CPA PC (“Borgers”) as the Company’s independent registered public accounting firm, as a result of Borgers no longer being able to audit the Company’s financial statements, pursuant to an order by the Securities and Exchange Commission (“SEC”) against Borders (the “SEC Order”). Effective May 8, 2024, the Company retained Bush & Associates CPA LLC (“Bush & Associates”) as its new independent registered public accounting firm. Also, pursuant to the requirements of the SEC Order, Bush & Associates re-audited the Company’s financial statements for the fiscal years ended October 31, 2023 and 2022, which financial statements were filed with Amendment No. 1 to the Company’s Report on Form 10-K/A filed with the SEC on June 13, 2024.

South Salinas Project

Efforts to obtain from Monterey County conditional use permits and a full field development permit for the South Salinas Project are progressing. In the meantime, the Company recently determined that existing permits allow production testing to continue at the HV-3A discovery well at Presidents Field and, consequently, testing operations were restarted at this well on March 22, 2024. The well has been producing with a generally favorable oil-water ratio and the Company expects, in the third or fourth calendar quarter of 2024, to takes steps to attempt to improve oil production from this well, for example by adding up to 650 feet of additional perforations in the oil zone and/or acidizing the well for borehole cleanup. First oil sales from the HV-3A well are expected in the third calendar quarter of 2024.

McCool Ranch Oil Field Purchase Agreement

On October 16, 2023, TPET entered into a Purchase and Sale Agreement with Trio LLC (the “McCool Ranch Purchase Agreement”) pertaining to the McCool Ranch Oil Field. Pursuant to this agreement, effective October 1, 2023, we acquired an approximate 22% working interest in and to certain oil and gas assets at the McCool Ranch Field, which is located in Monterey, County, California, just seven miles from our flagship South Salinas Project. The assets are situated in what is known as the “Hangman Hollow Area” of the McCool Ranch Field. The acquired property is a relatively new oil field (discovered in 2011) developed with six oil wells, one water-disposal well, steam generator, boiler, three 5,000 barrel tanks, 250 barrel test tank, water softener, two freshwater tanks, two soft water tanks, in-field steam pipelines, oil pipelines and other facilities. The property is fully and properly permitted for oil and gas production, cyclic-steam injection and water disposal. We are acquiring the working interest at McCool Ranch through primarily work commitment expenditures that are being allocated to restart production at the field and establish cash flow for us, with upside potential given the numerous undrilled infill and development well locations. Oil production was restarted on February 22, 2024.

McCool Ranch operations have been successfully restarted, including the restarting of oil production at the HH-1, 35X and 58X wells. The HH-1 well has a short horizontal completion in the Lombardi Oil Sand, whereas the 35X and 58X wells are both vertical wells with similar oil columns in the Lombardi Oil Sand and with similar subsurface borehole completions. The HH-1 well at McCool Ranch upon restart was initially producing about 47 barrels of oil per day and it is currently producing about 20 bopd. The 35X well produced some oil but it and the 58X well are temporarily idle and awaiting heat treatment, probably cyclic steam, which the Company expects to accomplish, during the calendar quarter ending September 30, 2024.The oil production at the HH-1 well is currently “cold” (i.e., without steam).

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The aforementioned initial three wells at McCool Ranch were each restarted and produced “cold” (i.e. without steam injection), which allows for lower operating costs, with expectation that each would be produced cold as long as profitable. The Company’s expectation was and is that each well will probably transition at some point from cold production to cyclic-steam operations, also known as “huff and puff,” which is expected to significantly increase production. The wells at McCool Ranch historically have responded favorably when cyclic-steam operations have been applied.

The Company expects to restart the last two wells in the restart program, the HH-3 and HH-4 wells, during the calendar quarter ending September 30, 2024. The HH-3 and HH-4 wells will have horizontal completions similar to that of the HH-1 well. All water produced from these wells will be disposed in the on-site water disposal well.

The HH-1 well was initially produced cold for about 380 days in 2012-2013, during which time peak production was about 156 barrels of oil per day (“BOPD”), average production was about 35 BOPD and cumulative production was about 13,147 barrels of oil (“BO”). The 58X well was initially produced cold for about 230 days in 2011-2013, during which time peak production was about 41 BOPD, average production was about 13 BOPD and cumulative production was about 2,918 BO.

KLS Petroleum Consulting LLC (“KLSP”), a third-party, independent engineering firm, recommends that McCool Ranch be developed with horizontal wells, each landed in the Lombardi Oil Sand with a 1,000-foot lateral. Management estimates that TPET’s property can probably accommodate approximately 22 additional such horizontal wells and TPET accordingly may commence a drilling program in in the third or fourth calendar quarter of 2024. TPET expects to add the reserve value of the McCool Ranch Field to the Company’s reserve report after a further period of observation and review of the oil production that was restarted on February 22, 2024.

Asphalt Ridge Option Agreement

On November 10, 2023, TPET entered into a Leasehold Acquisition and Development Option Agreement (the “Asphalt Ridge Option Agreement”) with Heavy Sweet Oil LLC (“HSO”). Pursuant to the Asphalt Ridge Option Agreement, the Company acquired an option to purchase up to a 20% working interest in certain leases at a long-recognized, major oil accumulation in northeastern Utah, in Uintah County, southwest of the city of Vernal, totaling an initial 960 acres and subsequently an offsetting 1,920 acres. HSO holds the right to such leases below 500 feet depth from surface and the Company acquired the option to participate in HSO’s initial 960 acre drilling and production program (the “HSO Program”) on such Asphalt Ridge Leases. TPET also holds the right of first refusal to participate in up to a 20% working interest on the greater approximate 30,000 acre leasehold at terms offered to other third-parties. On December 29, 2023, the Company and HSO entered into an Amendment to Leasehold Acquisition and Development Agreement (the “Amendment to the Asphalt Ridge Option Agreement”), pursuant to which the Company and HSO amended the Asphalt Ridge Option Agreement to provide that, within three (3) business days of the effective date of the Amendment to the Asphalt Ridge Option Agreement, the Company would fund $200,000 of the $2,000,000 total purchase price in advance of HSO satisfying the closing conditions set forth in the Asphalt Ridge Option Agreement, in exchange for the Company receiving an immediate 2% interest in the Asphalt Ridge Leases, which advanced funds would be used solely for the building of roads and related infrastructure in furtherance of the development plan. In January, 2024, the Company funded an additional $25,000 resulting in a 2.25% working interest in the Asphalt Ridge Leases.

The Asphalt Ridge Project, according to J. Wallace Gwynn of Energy News, is estimated to be the largest measured tar sand resource in the United States, and is unique given its low wax and negligible sulfur content, which is expected to make the oil produced very desirable for many industries, including shipping.

Asphalt Ridge is a prominent, northwest-southeast trending topographic feature (i.e., a dipping slope called a hog’s back or cuesta) that crops-out along the northeast flank of the Uinta Basin. The outcrop is comprised largely of Tertiary and Cretaceous age sandstones that are locally highly-saturated with heavy oil and/or tar. The oil-saturated sandstones extend into the shallow subsurface of the Uinta Basin to the southwest, which is the site of the Asphalt Ridge Development Project, and where the sandstones are estimated in various independent studies to contain billions of barrels of oil-in-place. The project leasehold comprises over 30,000 acres and trends northwest-southeast, along the trend of Asphalt Ridge, over a distance of about 20 miles.

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The area has been underdeveloped for decades due, in large part, to lease ownership issues and the definition of heavy oil falling under mining regulations in the State of Utah. These factors created conflict between surface rights and subsurface mineral rights and were obstacles to developing the asset using proven advanced cyclic-steam production techniques. Necessary permits have now been secured that should allow drilling to commence by our operating partner. HSO hopes to continue to work with the State of Utah to supplement prior receipt of permits with other state incentives, including working with the State on an arrangement requiring only an 8% state royalty in connection with this project.

An early development phase contemplates the development of 240 acres with an estimated 119 wells in the Northwest Asphalt Ridge Area. The plan is to develop the 240 acres using advanced cyclic-steam production techniques, including initial CO2 injection. This phase contemplates seventeen 7-spot hexagonal well patterns on 2 ½ acre spacing (a 7-spot has a central steam/CO2 injection well that is surrounded by six producing oil wells). Upgrades have been made to existing roads and well pads as part of this early development phase.

Two oil-saturated Cretaceous sandstones are targeted for development at Asphalt Ridge: the Rimrock Sandstone and the underlying Asphalt Ridge Sandstone. TPET expects to add the reserve value, if any, of the Asphalt Ridge Project to the Company’s reserve report after a brief period of observation and review of the oil development operations that commenced in the second quarter of 2024.

During the quarterly period ended April 30, 2024, we announced the commencement of drilling activities at Asphalt Ridge. The first well, HSO 8-4 (API# 4304757202), was spud on May 10, 2024 and drilled to a total depth of 1,020 feet. The well found 100 feet of Rimrock Sandstone tar-sand pay zone with good oil saturation and good porosity. Thirty feet of the Rimrock was cored. A small, representative piece of Rimrock core was placed in water and brought to boiling point, and within a few minutes the sand disaggregated and the bitumen became liquid, mobile-oil, floating on top of the water - this simple laboratory test indicates that the bitumen becomes mobile-oil at relatively low temperatures and supports our contention that oil extraction using subsurface thermal-recovery methods may be very successful. A second well, the HSO 2-4 (API# 430475201), was spud on May 19, 2024 and drilled to a total depth of 1,390 feet. The well drilled through both the Rimrock tar-sand, which had a thickness of 135 feet, and the Asphalt Ridge tar-sand, which had a thickness of 59 feet. A downhole-heater has been installed in the 2-4 well and the Company expects production to begin in the third calendar quarter of 2024. A third well is planned to be drilled in the third calendar quarter of 2024.

TPET currently owns a 2.25% working interest in 960 acres at Asphalt Ridge, and under an option may acquire up to a 20% working interest in the same 960 acres and also up to a 20% working interest in an adjacent 1,920 acres. Additionally, TPET has a right of first refusal to acquire up to a 20% working interest in the additional approximate 30,000 acres of the greater Asphalt Ridge Project at terms offered to third-parties. TPET has until October 10, 2024, to exercise its right to acquire the remaining 17.75% interest in the initial 960 acres. TPET has until the earlier of the successful drilling and completion of 50 new wells, or November 10, 2025, to exercise its option on the adjacent 1,920 acres. We have until October 10, 2024 to pay HSO an additional $1,775,000 to exercise the option for the remaining 17.75% working interest in the initial 960 acres of the Asphalt Ridge Leases. Assuming that we raise sufficient funds in a current offering, we plan to use $1,775,000 of the net proceeds to exercise the remaining 17.75% working interest in the initial 960 acres of the Asphalt Ridge Leases. If this option is not exercised on or before such date, we will forfeit any further right to acquire this additional 17.75% working interest in the initial 960 acres.

Carbon Capture and Storage Project

TPET is committed to attempting to reduce its own carbon footprint and, where possible, that of others. For this reason, TPET is taking initial steps to launch a Carbon Capture and Storage (CCS) project as part of the South Salinas Project. The South Salinas Project appears ideal for a CCS project. The South Salinas Project covers a vast area and is uniquely situated at a deep depocenter where there are thick geologic zones (e.g., Vaqueros Sand, up to approximately 500’ thick), about two miles deep, which could accommodate and permanently store vast volumes of CO2. Four existing deep wells in the South Salinas Project (i.e., the HV 1-35, BM 2-2, BM 1-2-RD1 and HV 3-6 wells) are excellent candidates for use as CO2 injection wells. A CCS project in the future may help reduce TPET’s carbon footprint by sequestering and permanently storing CO2 deep underground at one or more deep wells, away from drinking water sources. Furthermore, three of the aforementioned deep wells are directly located on three idle oil and gas pipelines that could be used to import CO2 to the Company’s CCS Project. TPET has opened discussions with third parties who wish to reduce their own greenhouse gas emissions and who may be interested in participating in our CCS project. TPET believes it feasible to develop the major oil and gas resources of the South Salinas Project and to concurrently establish a substantial CCS project and potentially a CO2 storage hub and/or Direct Air Capture (DAC) hub.

Market Opportunity

We believe that we can establish oil and gas operations that have the potential to achieve profitability in California and Utah, where we currently have projects, and elsewhere.

The oil and gas industry is operationally challenging in California, where we have the South Salinas and McCool Ranch assets, due primarily to regulatory issues and to efforts to facilitate an energy transition away from fossil fuels, but California nevertheless is a major consumer of petroleum products, and TPET believes that it has the capacity to continue to operate in California and that the market for oil and gas in California will remain strong for the foreseeable future. Furthermore, TPET is attempting to launch a Carbon Capture and Storage Project as part of the South Salinas Project, consistent with efforts in California to reduce carbon footprint. The Company hopes and expects TPET’s commitment to reduce carbon footprint through a Carbon Capture and Storage Project to be viewed favorably by California regulatory bodies, perhaps helping to facilitate operations at the South Salinas Project and elsewhere.

The oil and gas industry currently appears operationally favorable in Utah, where we have the Asphalt Ridge asset. TPET believes that the overall operating environment and the market for oil and gas in Utah should remain favorable for the foreseeable future.

TPET’s operations may help meet the USA’s demanding oil and gas needs that are expected to remain strong for the foreseeable future, while supporting the country’s goal of energy independence, and supporting local and state economies with tax revenue and jobs. TPET’s Carbon Capture and Storage Project may help reduce the Company’s and California’s carbon footprint.

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Estimated undeveloped reserves and cash flow

The following table summarizes the Company’s estimated undeveloped reserves and cash flow at the South Salinas Project, as of April 30, 2024. The Company estimates it will have estimates of reserves and cash flow for the McCool Ranch Field and for the Asphalt Ridge Project (based on either a 20% working interest or 2.25% working interest, if the option for the additional 17.75% working interest in the Asphalt Ridge Leases is not exercised on or before October 10, 2024), after further observations of initial operations at those properties, which is expected by the end of TPET’s fiscal year on October 31, 2024.

Table 1: Estimated Undeveloped Reserves and Cash Flow

A.	Phase 1 Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 1	2,017,620.0	2,133,250.0	2,373,161.7	$107,374,250.00	$33,698,230.00
	Possible (P3) Undeveloped of Phase 1	3,841,380.0	7,449,100.0	5,082,896.7	$307,886,460.00	$139,189,600.00

B.	Phase 2 Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 2	3,227,940.0	3,392,940.0	3,793,430.0	$168,622,080.00	$45,938,680.00
	Possible (P3) Undeveloped of Phase 2	6,759,630.0	11,735,140.0	8,715,486.7	$527,635,330.00	$210,766,130.00

C.	Phase 3 (Full Development) Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 3	34,940,100.0	36,918,030.0	41,093,105.0	1,837,183,060.0	394,874,030.0
	Possible (P3) Undeveloped of Phase 3	90,057,820.0	149,348,300.0	114,949,203.3	7,054,575,390.0	2,185,998,350.0

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D.	(P2) Undeveloped Reserves for Phases 1, 2 & 3	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Phase 1	2,017,620.0	2,133,250.0	2,373,161.7	$107,374,250.00	$33,698,230.00
	Probable (P2) Undeveloped of Phase 2	3,227,940.0	3,392,940.0	3,793,430.0	$168,622,080.00	$45,938,680.00
	Probable (P2) Undeveloped of Phase 3	34,940,100.0	36,918,030.0	41,093,105.0	$1,837,183,060.00	$394,874,030.00
	Total Probable (P2) Undeveloped of Phases 1, 2 & 3	40,185,660.0	42,444,220.0	47,259,696.7	$2,113,179,390.00	$474,510,940.00

E.	(P3) Undeveloped Reserves for Phases 1, 2 & 3	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Possible (P3) Undeveloped of Phase 1	3,841,380.0	7,449,100.0	5,082,896.7	$307,886,460.00	$139,189,600.00
	Possible (P3) Undeveloped of Phase 2	6,759,630.0	11,735,140.0	8,715,486.7	$527,635,330.00	$210,766,130.00
	Possible (P3) Undeveloped of Phase 3	90,057,820.0	149,348,300.0	114,949,203.3	$7,054,575,390.00	$2,185,998,350.00
	Total Possible (P3) Undeveloped of Phases 1, 2 & 3	100,658,830.0	168,532,540.0	128,747,586.7	$7,890,097,180.00	$2,535,954,080.00

F.	Undeveloped Reserve Categories for Phases 1, 2 & 3	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrels Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Total Probable (P2) Undeveloped of Phases 1, 2 & 3	40,185,660.0	42,444,220.0	47,259,696.7	$2,113,179,390.00	$474,510,940.00
	Total Possible (P3) Undeveloped of Phases 1, 2 & 3	100,658,830.0	168,532,540.0	128,747,586.7	$7,890,097,180.00	$2,535,954,080.00

Reasonable Expectations of Reserve Analyses

This prospectus provides a summary of risks and detailed discussions of risks relating to our business and risks related to this offering. The Company recognizes these risks as being real and substantial.

Nevertheless, the Company has reasonable expectations that the Company’s South Salinas Project should prove to be economically viable assets, that the Company should have adequate funding to develop these assets, that there should exist the legal right to develop these assets, and that the Company should be able to establish long-term production and to deliver oil and natural gas to markets, recognizing as discussed elsewhere hereunder that there are technical risks and that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies and/or related to other matters. Notwithstanding the foregoing, there is no assurance that any of the foregoing expectations will be realized. Furthermore and more specifically, the Company has a reasonable expectation that the primary governmental regulatory agencies that are currently and/or that will be involved in the permitting processes, which agencies will primarily be CalGEM, State Water Boards and Monterey County, should determine to approve the Company’s applications for permits for various reasons that are discussed elsewhere in this prospectus, although there can be no assurance of our obtaining any of such approvals.

Additionally, TPET does not yet have a final reserve report for the McCool Ranch Oil Field, but plans to add the reserve value of the McCool Ranch Field to the Company’s reserve report after a brief period of observation and review of the oil production that was restarted on February 22, 2024. Nevertheless, TPET has reasonable expectations that the McCool Ranch Oil Field should prove to have economic reserves based, in part, on an in-progress evaluation by KLS Petroleum Consulting LLC (“KLSP”), a third-party, independent engineering firm, and based on various historical analyses by other independent third-party reservoir engineers, and based also on the experience of the field operator Trio LLC. TPET has reasonable expectation that the McCool Ranch Oil Field should prove to have economic reserves, that the Company should have adequate funding to develop the reserves, and that there should exist the legal right to develop the Company’s reserves at McCool Ranch, including the rights to full-field development and to long-term production, rights to cyclic-steam operations and water disposal and similar matters, recognizing as discussed elsewhere hereunder that there are technical risks and that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies and/or related to other matters. Notwithstanding the foregoing, there is no assurance that any of the foregoing expectations will be realized. Furthermore and more specifically, the Company has a reasonable expectation that the primary governmental regulatory agencies that are currently and/or that will be involved in the permitting processes, which agencies will primarily be CalGEM, State Water Boards and Monterey County, should determine to approve the Company’s applications for permits for various reasons that are discussed elsewhere in this prospectus.

An initial two wells were drilled at our Asphalt Ridge Project in the second calendar quarter of 2024, and both wells were completed across the encountered tar sands and testing operations have commenced at both wells. TPET has not yet assigned reserves to the Asphalt Ridge Project. However, TPET has reasonable expectations that reserves may be assigned to the Asphalt Ridge Project after a brief period of observation and review of the oil development operations that are in progress at the aforementioned two wells, that the Company should have adequate funding to develop the reserves, and that there should exist the legal right to develop the Company’s reserves in the Asphalt Ridge Project, including the rights to full-field development and to long-term production, recognizing as discussed elsewhere hereunder that there are technical risks and that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies and/or related to other matters. Notwithstanding the foregoing, there is no assurance that any of the foregoing expectations will be realized, including, without limitation, the ability to raise sufficient funds to exercise the option to acquire the additional 17.75% working interest in the Asphalt Ridge Leases on or before the expiration date of the option on October 10, 2024. TPET expects to add the reserve value, if any, of the Asphalt Ridge Project to the Company’s reserve report after a brief period of observation and review of the oil development operations that commenced in the second calendar quarter of 2024.

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For additional information on risks and detailed discussions of risks relating to our business and risks related to this offering, see “Risks Relating to Our Business - We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from federal, state, county and/or local agencies, which may materially affect our business;” “Risks Relating to Our Business - We face substantial uncertainties in estimating the characteristics of our assets, so you should not place undue reliance on any of our measures;” “Risks Relating to Our Business - The drilling of wells is speculative, often involving significant costs that may be more than our estimates, and drilling may not result in any discoveries or additions to our future production or future reserves, or it may result in disproving or diminishing our current reserves; “Risks Relating to Our Business - Seismic studies do not guarantee that oil or gas is present or, if present, will produce in economic quantities; and “Risks Relating to Our Business - We are subject to numerous risks inherent to the exploration and production of oil and natural gas.”

Business Strategies

Our primary business strategies and objectives currently are to develop our existing assets at the South Salinas Project, McCool Ranch Oil Field and Asphalt Ridge Project, and to acquire additional economically attractive oil and/or gas assets in California, Utah and elsewhere.

TPET’s current strategy and focus at the South Salinas Project is multifaceted and includes continuing oil and gas production at the HV-3A discovery well at Presidents Field, benefiting from a short-term water-disposal program that has recently been approved by CalGEM and WaterBoards and that should significantly reduce lease operating costs, evaluating options for drilling the HV-2 and HV-4 wells, evaluating options for accelerating the further testing of Humpback Field and particularly the Vaqueros Sand and the Monterey Formation Blue-Zone reservoir objectives, launching a Carbon Capture and Storage Project, continuing to pursue permits for full field development, and similar matters. The Company recently determined that existing permits allow production testing to continue at the HV-3A well at Presidents Field and, consequently, testing operations have been restarted at this well. A pumping unit, tanks and other equipment were moved to the HV-3A site during the second week of March, 2024, after delays due to historically high atmospheric rivers of heavy rainfall that delayed field operations, and the restart of production at the HV-3A well occurred on March 22, 2024. The well has been producing with a generally favorable oil-water ratio and the Company expects, in the third or fourth calendar quarter of 2024, to take steps to attempt to improve oil production from this well, for example by adding up to 650 feet of additional perforations in the oil zone and/or acidizing the well for borehole cleanup. First oil sales from the HV-3A well are expected in the third calendar quarter of 2024.

TPET’s current strategy and focus at McCool Ranch is to optimize production at the recently restarted HH-1, 58X and 35X wells, to restart the HH-3 and HH-4 wells, and subsequently to commence permitting and drilling new wells in the field. KLS Petroleum Consulting LLC (“KLSP”), a third-party, independent engineering firm, recommends that McCool Ranch be developed with horizontal wells, each landed in the Lombardi Oil Sand with a 1,000-foot lateral. TPET’s property can probably accommodate approximately 22 additional such horizontal wells and TPET accordingly may commence a drilling program in the third or fourth calendar quarter of 2024. TPET expects to add the reserve value of the McCool Ranch Field to the Company’s reserve report after a further period of observation and review of the oil production that was restarted on February 22, 2024.

TPET’s current strategy and focus at the Asphalt Ridge asset is to monitor the results of the new 2-4 and 8-4 wells and additional planned wells, and to exercise the option to secure a full 20% working interest in the Asphalt Ridge Project; provided, however, that if we do not raise sufficient funds in this offering, prior to October 10, 2024, it is unlikely that we will be able to pay the $1,775,000 required for exercise of the option for the remaining 17.75% working interest in the initial 960 acres of the Asphalt Ridge Project and we would continue to operate within the 2.25% working interest we currently hold. We believe this asset has potential to produce significant future revenues for the Company. TPET expects to add the reserve value, if any, of the Asphalt Ridge Project to the Company’s reserve report after a further period of observation and review of the oil production at the new wells, which is expected by the end of TPET’s fiscal year on October 31, 2024 (based on either a 20% working interest or 2.25% working interest, if the option for the additional 17.75% working interest in the Asphalt Ridge Leases is not exercised on or before October 10, 2024).

TPET’s primary strategies and objectives are focused on growing the Company into a highly profitable, independent oil and gas company.

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Trio LLC’s Services as an Operator in California

Trio LLC is a licensed Operator in California and currently operates the South Salinas Project and the McCool Ranch Oil Field on behalf of TPET and other working interest owners. Trio LLC operates these assets pursuant to joint operating agreements (“JOAs”) between and among Trio LLC and the non-operating, third-party, working interest owners. The non-operating parties have agreed under the JOAs to have the Operator explore and develop these assets for the production of oil and gas as provided thereunder. Trio LLC, as Operator, generally conducts and has significant control of operations, subject to the limitations and constraints of the JOAs, and acts in the capacity of an independent contractor. Operator is obligated to conduct its activities under the JOAs as a reasonable prudent operator, in good workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practices, and in compliance with applicable laws and regulations.

TPET holds an approximate 85.775% working interest and Trio LLC an approximate 3.8% working interest in the South Salinas Project. TPET and Trio LLC each hold an approximate 21.918315% working interest in the McCool Ranch Oil Field. TPET and Trio LLC are separate and distinct companies.

Trio LLC has significant prior experience in oil and gas operations, exploration and production in California and an experienced management team. Some of the members of Trio LLC’s management team are also senior executives of the Company.

Our Growth Strategy

TPET’s goal is the building and growing of a substantial independent oil and gas company by developing and/or producing the South Salinas Project, McCool Ranch Oil Field and Asphalt Ridge Asset (as may be limited by our ability to exercise the option for the remaining 17.75% working interests in the initial 960 acres of the Asphalt Ridge Leases), and by acquiring and developing other oil and gas assets. Since our initial public offering, we have added working interests in the McCool Ranch Oil Field and the Asphalt Ridge Project to our asset portfolio, growing from one project to three projects. Additionally, the Company is evaluating other oil and gas projects that are candidates for acquisition. Our primary business strategies and objectives currently are to develop our existing assets at the South Salinas Project, McCool Ranch Oil Field and Asphalt Ridge Project, and to acquire additional economically attractive oil and/or gas assets in California, Utah and elsewhere.

Competition

There are many large, medium, and small-sized oil and gas companies and third-parties that are our competitors. Many of these competitors have extensive operational histories, experienced oil and gas industry management, profitable operations, and significant reserves and funding resources. Our efforts to acquire additional oil/gas properties in California and elsewhere may be met with competition.

Government Regulation

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our profitability. These burdens include regulations relating to transportation of oil and gas, drilling and production and other regulatory matters. See “Business - Government Regulation” beginning on page 8.

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Recent Loan and Financing

March 2024 Debt Financing

The Company executed a Securities Purchase Agreement, dated March 27, 2024 (the March 2024 “SPA”) with an institutional investor (the “March 2024 Investor”), which March 2024 Investor signed and funded on April 5, 2024, and pursuant to which the Company raised gross proceeds of $184,500 and received net proceeds of $164,500, after payment of offering expenses (the “March 2024 Debt Financing”). The March 2024 SPA contains certain representations and warranties by the March 2024 Investor and the Company and customary closing conditions.

In connection with the March 2024 Debt Financing, the Company issued an unsecured promissory note to the March 2024 Investor, dated March 27, 2024, in the principal amount of $211,500, having an original issue discount of $27,000 or approximately 13% (the “March 2024 Investor Note”). Interest accrues on the March 2024 Investor Note at a rate of 12% per annum and the maturity date of the March 2024 Investor Note is January 30, 2025 (the “March 2024 Investor Note Maturity Date”). The March 2024 Investor Note provides for five payments of principal and accrued interest which are payable: (i) $118,440 on September 30, 2024; (ii) $29,610 on October 30, 2024; (iii) $29,610 on November 30, 2024; (iv) $29,610 on December 30, 2024; and (v) $29,610 on January 30, 2025. The Company may prepay the March 2024 Investor Note, in full and not in part, any time during the 180 day period after the issuance date of the March 2024 Investor Note at a 3% discount to the outstanding amount of principal and interest due and payable; provided, that in the event of a prepayment, the Company will still be required to pay the full amount of interest that would have been payable through the term of the March 2024 Investor Note, in the amount of $25,380. The March 2024 Investor Note contains provisions constituting an Event of Default (as such term is defined in the March 2024 Investor Note) and, upon an Event of Default, the March 2024 Investor Note will be accelerated and become due and payable in an amount equal to 150% of all amounts due and payable under the March 2024 Investor Note with interest at a default rate of 22% per annum. In addition, upon an Event of Default, the March 2024 Investor has the right to convert all or any outstanding amount of the March 2024 Investor Note into shares of the Company’s common stock at a conversion price equal to the greater of (i) 75% of the Market Price (as such term is defined in the March 2024 Investor Note) or (ii) the conversion floor price, which is $0.07117 (the “Floor Price”); provided, however, that the Floor Price shall not apply after October 5, 2024, and thereafter, the conversion price will be 75% of the Market Price. Issuance of shares of common stock to the March 2024 Investor is subject to certain beneficial ownership limitations and not more than 19.99% of the shares of common stock outstanding on March 29, 2024 may be issued upon conversion of the March 2024 Investor Note. The conversion price is also subject to certain adjustments or other terms in the event of (i) mergers, consolidations or recapitalization events or (ii) certain distributions made to holders of shares of common stock.

Loan from Chief Executive Officer

On March 26, 2024, our former Chief Executive Officer, Michael L. Peterson, who currently serves as a consultant to the Company, made a loan to us in the principal amount of $125,000 (the “Peterson Loan”). For further information on the Peterson Loan see “Certain Relationships and Related Party Transactions - Related Party Transactions - Loan from Chief Executive Officer.”

April 2024 Financing

On April 16, 2024, the Company entered into a securities purchase agreement (the “Initial April 2024 SPA”) with an institutional investor (the “Initial April 2024 Investor”). Pursuant to the terms and conditions of the Initial April 2024 SPA, the Initial April 2024 Investor provided financing to the Company for gross proceeds in the amount of $360,000 resulting in net proceeds to the Company, after offering expenses, of $310,000 (the “Initial April 2024 Financing”). The Company also issued to the Initial April 2024 Investor 750,000 shares of common stock, par value $0.0001 per share, as and for a commitment fee in connection with the Initial April 2024 Financing (the “Commitment Shares”). In connection with the Initial April 2024 Financing, the Company issued a Senior Secured Convertible Promissory Note to the Initial April 2024 Investor in the principal amount of $400,000, having an original issue discount of $40,000, or 10% (the “Initial Investor April 2024 Note”).

To secure the obligations of the Company to repay the Initial April 2024 Investor Note, the Company and the Initial April 2024 Investor entered into a Security Agreement, dated April 16, 2024 (the “Initial April 2024 Security Agreement”).

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On April 24, 2024, the Company entered into an Amended and Restated Securities Purchase Agreement (the “A&R April 2024 SPA”), amending and restating the Initial April 2024 SPA, in its entirety, and amending the Initial April 2024 Financing by adding an additional institutional investor (the “Additional April 2024 Investor” and collectively with the Initial April 2024 Investor, the “April 2024 Investors”). Pursuant to the terms of the A&R April 2024 SPA, the Additional April 2024 Investor provided financing to the Company, on the same terms as provided by the April 2024 Initial Investor, for gross proceeds in the amount of $360,000 resulting in net proceeds to the Company, after offering expenses, of $328,000 for total net proceeds to the Company of $638,000 (the “April 2024 Financing”). As a result of the financing provided by the Additional April 2024 Investor, April 2024 Investor Notes in an aggregate principal amount of $800,000 are outstanding and mature on August 16, 2024. The April 2024 Investor Notes provide for mandatory prepayment, in full, if the Company raises gross proceeds of not less than $1,000,000, in one or a series of related transactions, at any time that the April 2024 Investor Notes are outstanding.

The Company also issued to the Additional April 2024 Investor 750,000 Commitment Shares, as and for a commitment fee in connection with the April 2024 Financing, so that after such issuance the Company had issued an aggregate of 1,500,000 Commitment Shares to the April 2024 Investors.

In connection with the Amended April 2024 Financing, the Company issued a Senior Secured Convertible Promissory Note to the Additional April 2024 Investor in the principal amount of $400,000, having an original issue discount of $40,000, or 10% (the “Additional April 2024 Investor Note”) and otherwise on substantially the same terms as the Initial Investor April 2024 Investor Note. The Company also issued to the Initial April 2024 Investor an Amended and Restated Senior Secured Convertible Promissory Note, amending and replacing the Initial Investor April 2024 Note (the “A&R Initial Investor April 2024 Note” and collectively with the Additional April 2024 Investor Note, the “April 2024 Investor Notes”). The April 2024 Investor Notes are each convertible into shares of common stock (“Conversion Shares”) at an initial per share conversion price of $0.25, subject to certain adjustments. Pursuant to the provisions of the A&R April 2024 SPA, the Company granted to the April 2024 Investors certain “piggy-back registration rights” for the registration for resale of the Commitment Shares and the Conversion Shares. Additionally, for a period beginning on April 16, 2024 and terminating 18 months after the later of (i) August 16, 2024 or the full repayment of the April 2024 Investor Notes, the Company provided the April 2024 Initial Investors with a joint right to participate in future financings in an aggregate amount up to 100% of any debt financing and up to 45% of any other type of financing. Further, the Company is prohibited from entering into any variable rate transactions for as long as the April 2024 Initial Investors hold any of the Commitment Shares; provided, however, that the Company is permitted to enter into At-the-Market offerings with a nationally recognized broker-dealer.

As a result of the Amended April 2024 Financing, the Company entered into an Amended and Restated Security Agreement, dated April 24, 2024, with the April 2024 Investors (the “A&R April 2024 Security Agreement”), amending and restating the Initial April 2024 Security Agreement, in its entirety, and adding the Additional April 2024 Investor as a secured party. Under the terms of the A&R April 2024 Security Agreement, the Company has granted to the April 2024 Investors a senior security interest in and to substantially all of the Company’s assets and properties.

On August 14, 2024, the maturity dates of the April 2024 Investor Notes were extended from August 16, 2024 to September 16, 2024 and commencing on August 16, 2024, the April 2024 Investor Notes accrue interest at a rate of 15% per annum until repaid in full.

June 2024 Convertible Debt Financing

On June 27, 2024, the Company entered into a securities purchase agreement (the “June 2024 SPA”) with the same April 2024 Investors (the “June 2024 Investors”). Pursuant to the terms and conditions of the June 2024 SPA, each June 2024 Investor provided financing of $360,000 to the Company (net of a 10% original issuance discount as described below) in the form of the June 2024 Notes (as defined below) for aggregate gross proceeds in the amount of $720,000 (the “June 2024 Financing”). In consideration of the June 2024 Investors’ funding under the June 2024 SPA, on June 27, 2024, the Company issued and sold to each June 2024 Investor: (A) a Senior Secured 10% Original Issue Discount Convertible Promissory Note in the aggregate principal amount of $400,000 (the “June 2024 Notes”) and (B) a warrant to purchase 744,602 shares (the “June 2024 Warrant Shares”) of the company’s Common Stock, at an initial exercise price of $0.39525 per share of Common Stock, subject to certain adjustments (the “June 2024 Warrants”).

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The June 2024 Notes are initially convertible into shares of Common Stock (the “June 2024 Conversion Shares”) at a conversion price of $0.39525 per share, subject to certain adjustments (the “June 2024 Notes Conversion Price”), provided that the June 2024 Conversion Price shall not be reduced below $0.12 (the “June 2024 Floor Price”), and provided further that, subject to the applicable rules of the NYSE American, the Company may lower the June 2024 Floor Price at any time upon written notice to the June 2024 Investors. The June 2024 Notes do not bear any interest, except in the case of an Event of Default (as such term is defined in the June 2024 Notes), and the June 2024 Notes mature on June 27, 2025. Upon the occurrence of any Event of Default, interest shall accrue on the June 2024 Notes at a rate equal to 10% per annum or, if less, the highest amount permitted by law.

Pursuant to the provisions of the June 2024 SPA, for a period beginning on June 27, 2024 and terminating 18 months of the anniversary of the June 2024 SPA, the Company provided the June 2024 Investors with the right to participate in future financings in an amount up to 100% of any debt financing and up to 45% of any other type of financing. Each June 2024 Investor has the right to participate in future financing based upon such June 2024 Investor’s pro rata portion of the aggregate original principal amount of such June 2024 Investor’s Note purchased under the June 2024 SPA. Further, the Company is prohibited from entering into any “variable rate transactions” until such time no June 2024 Investor holds any of the June 2024 Notes, provided, however, that the Company is permitted (i) to enter into At-the-Market offerings with a nationally recognized broker-dealer or to (ii) enter into a variable rate transaction with either of the June 2024 Investors.

Commencing on the 90th day following the original issue date of the June 2024 Notes, the Company is required to pay to the June 2024 Investors the outstanding principal balance under the June 2024 Notes in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 103% of the total principal amount under the June 2024 Notes multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the June 2024 Notes, until the outstanding principal amount under the June 2024 Notes has been paid in full or, if earlier, upon acceleration, conversion or redemption of the June 2024 Notes in accordance with their terms. All monthly payments are payable by the Company in cash, provided that under certain circumstances, as provided in the June 2024 Notes, the Company may elect to pay in shares of Common Stock.

The Company may repay all or any portion of the outstanding principal amount of the June 2024 Notes, subject to a 5% pre-payment premium; provided that (i) the Equity Conditions (as such term is defined in the June 2024 Notes) are then met, (ii) the closing price of the Common Stock on the trading day prior to the date that a prepayment notice is provided by the Company is not below the then June 2024 Conversion Price, and (iii) a resale registration statement registering June 2024 Conversion Shares and June Financing Warrant Shares has been declared effective by SEC. If the Company elects to prepay the June 2024 Notes, the June 2024 Investors have the right to convert all of the principal amount of the June 2024 Notes at the applicable June 2024 Conversion Price into June 2024 Conversion Shares.

Further, if the Company directly or indirectly receives proceeds from and closes any kind of financing including through the issuance of any equity or debt securities, generating, in a single transaction or a series of related transactions, gross proceeds of not less than $1,000,000, the June 2024 Investors may request a prepayment of all or any portion of the principal amount of the June 2024 Notes and any accrued and unpaid interest thereon (if any) from the proceeds received by the Company. Notwithstanding the foregoing, if all or a portion of the proceeds of any such financing closed after the issue date of the June 2024 Notes and prior to the closing of a public offering of the Company’s securities are to be used to fund the $1,775,000 payable by the Company for the Asphalt Ridge Option Agreement to obtain an additional 17.75% working interest in the initial 960 acres of Utah Asphalt Ridge project, then only net proceeds in excess of the $1,775,000 payable for such option may be applied to any prepayment of the June 2024 Notes.

In connection with the June 2024 SPA, on June 27, 2024, the Company entered into a registration rights agreement with the June 2024 Investors pursuant to which the Company is required to, within 30 days after the closing date of the June 2024 Financing, file with the SEC a registration statement to register the June 2024 Conversion Shares and the June Financing Warrant Shares and to cause such resale registration statement to be effective within 60 days after the applicable filing date. In addition, in connection with the June 2024 SPA and in the event the transactions contemplated under the June 2024 SPA would require to comply with the applicable NYSE/NYSE American Rules requiring stockholder approval for the Company’s issuance of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding on the date thereof, the Company agreed to enter into voting agreements with certain Company stockholders, directors and officers, pursuant to which, each stockholder party thereto will agree to vote its shares of Common Stock to approve the issuance of the securities under the June 2024 SPA.

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To secure the obligations of the Company to repay the June 2024 Notes, the Company has granted to the June 2024 Investors a senior security interest in and to all of the Company’s assets and properties, subject to certain exceptions, as set forth in that certain Security Agreement, dated June 27, 2024, between the Company and the June 2024 Investors.

August 2024 Debt Financing

August 1, 2024 Financing

The Company executed a Securities Purchase Agreement, dated August 1, 2024 (the “August 1st SPA”) with the “March 2024 Investor”, pursuant to which the March 2024 Investor provided additional debt financing to the Company, and pursuant to which the Company raised gross proceeds of $134,000 and received net proceeds of $110,625, after payment of offering expenses (the “August 1st Debt Financing”). The August 1st SPA contains certain representations and warranties by the March 2024 Investor and the Company and customary closing conditions.

In connection with the August 1st Debt Financing, the Company issued an unsecured promissory note to the March 2024 Investor, dated August 1, 2024, in the principal amount of $152,000, having an original issue discount of $18,000 or approximately 11.8% (the “August 1st Investor Note”). Interest accrues on the August 1st Investor Note at a rate of 12% per annum and the maturity date of the August 1st Investor Note is May 30, 2025. The August 1st Investor Note provides for five payments of principal and accrued interest which are payable: (i) $85,120 on January 30, 2025; (ii) $21,280 on February 28, 2025; (iii) $21,280 on March 30, 2025; (iv) $21,280 on April 30, 2025; and (v) $21,280 on May 30, 2025 for a total of $170,240. The Company, subject to certain limitations, may prepay the August 1st Investor Note, in full and not in part, any time during the 180 day period after the issuance date of the August 1st Investor Note at a 3% discount to the outstanding amount of principal and interest due and payable; provided, that in the event of a prepayment, the Company will still be required to pay the full amount of interest that would have been payable through the term of the August 1st Investor Note, in the amount of $18,240. The remaining terms of the August 1st Investor Note are the same at the March 2024 Investor Note, except that the floor price is $0.18.

August 6, 2024 Financing

The Company executed a Securities Purchase Agreement, dated August 6, 2024 (the “August 6th SPA”) with a new institutional investor (the “August 2024 Investor”), pursuant to which the August 2024 Investor provided debt financing to the Company, and pursuant to which the Company raised gross proceeds of $225,000 and received net proceeds of $199,250, after payment of offering expenses (the “August 6th Debt Financing”). The August 6th SPA contains certain representations and warranties by the August 2024 Investor and the Company and customary closing conditions.

In connection with the August 6th Debt Financing, the Company issued an unsecured promissory note to the August 2024 Investor, dated August 6, 2024, in the principal amount of $255,225, having an original issue discount of $30,225 or approximately 11.8% (the “August 6th Investor Note”). Interest accrues on the August 6th Investor Note at a rate of 12% per annum and the maturity date of the August 6th Investor Note is May 30, 2025. The August 6th Investor Note provides for five payments of principal and accrued interest which are payable: (i) $142,926 on January 30, 2025; (ii) $35,731 on February 28, 2025; (iii) $35,731 on March 30, 2025; (iv) 35,731 on April 30, 2025; and (v) $35,731 on May 30, 2025. The Company, subject to certain limitations, may prepay the August 6th Investor Note, in full and not in part, any time during the 180 day period after the issuance date of the August 6th Investor Note at a 3% discount to the outstanding amount of principal and interest due and payable; provided, that in the event of a prepayment, the Company will still be required to pay the full amount of interest that would have been payable through the term of the August 6th Investor Note, in the amount of $30,627. The remaining terms of the August 6th Investor Note are the same at the August 1st Investor Note.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company” we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until October 31, 2028, which is the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering (“IPO”). However, if any of the following events occur prior to the end of such five-year period, (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), we will cease to be an emerging growth company prior to the end of such five-year period. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part (the “Registration Statement”) and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Corporate Information

We were formed as a Delaware corporation in July 2021. Our headquarters are in Bakersfield, California, and our principal executive offices are located at 5401 Business Park South, Suite 115, Bakersfield, California 93309, and our telephone number is (661) 324-3911. Our website address is www.trio-petroleum.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On occasion we may engage in certain related party transactions. All prior related party transactions have been disclosed in our other filings with the SEC which are incorporated by reference herein. Our policy is that all related party transactions will be reviewed and approved by the audit committee of our board of directors prior to our entering into any related party transactions.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our amended and restated articles of incorporation referred to herein as our articles of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 500,000,000 shares, of which (a) 490,000,000 shares are common stock and (b) 10,000,000 shares are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	secured or unsecured debt securities consisting of notes, debentures, or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities, or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock, or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of August 26, 2024, there were 50,328,328 shares of common stock outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring on our board of directors may be filled by the affirmative vote of a majority of the remaining directors. Holders of our common stock do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

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Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption, or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Our common stock is listed on the NYSE American (“NYSE American”) under the symbol “TPET.”

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our articles of incorporation empowers our board of directors, without action by our shareholders, to issue up to 10,000,000 shares of blank check preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. As of August 26, 2024, there were no shares of preferred stock designated, issued, or outstanding.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

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●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	The designation, amount, and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

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Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt, or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

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●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

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●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

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Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered hereby. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company, as of and for the years ended October 31, 2023 and 2022 have been incorporated by reference in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and periodic reports, proxy statements, and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We also maintain a website at www.trio-petroleum.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 filed with the SEC on January 29, 2024, and as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 13, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended January 31, 2024 filed with the SEC on March 18, 2024 and for the second fiscal quarter ended April 30, 2024 filed with the SEC on June 14, 2024;

●	our Current Reports on Form 8-K as filed with the SEC on December 12, 2023, January 2, 2024, January 5, 2024, February 5, 2024, March 1, 2024, April 1, 2024, April 8, 2024/April 8, 2024 (two filings); April 17, 2024; April 19, 2024; April 25, 2024; May 7, 2024; May 14, 2024; June 21, 2024; June 28, 2024; July 15, 2024; August 5, 2024; August 8, 2024 and August 16, 2024; and

●	the Description of our Form 8-A as filed with the SEC on March 14, 2023 and in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 filed with SEC on January 29, 2024, and as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 13, 2024.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference herein into this prospectus, other than exhibits which are specifically incorporated by reference herein into such documents. Requests should be directed to Trio Petroleum Corp. 5401 Business Park South, Suite 115, Bakersfield, CA 93309. Our telephone number is (661) 324-3911.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference herein therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference herein into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$14,760
FINRA filing fee		$15,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky, qualification fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index below.

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
4.1**	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness
4.2**	Form of Certificate of Designation of Preferred Stock
4.3**	Form of Warrant Agreement and Form of Warrant Certificate
4.4**	Form of Note
4.5**	Form of Debt Securities
5.1*	Opinion of Ellenoff Grossman & Schole LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Ellenoff Grossman & Schole LLP (reference is made to Exhibit 5.1)
23.3*	Consent of KLS Petroleum
24.1*	Power of Attorney
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee for the debt securities.
107*	Filing Fee Table

*	Filed Herewith
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, State of California, on August 28, 2024.

Trio Petroleum Corp.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robin Ross as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin Ross	Chief Executive Officer and Director
Robin Ross	(principal executive officer)	August 28, 2024

/s/ Greg Overholtzer	Chief Financial Officer
Greg Overholtzer	(principal financial officer and principal accounting officer)	August 28, 2024

/s/ Stan Eschner	Vice Chairman and Director
Stan Eschner		August 28, 2024

/s/ Terry Eschner	President
Terry Eschner		August 28, 2024

/s/ Steven Rowlee	Chief Operating Officer
Steven Rowlee		August 28, 2024

/s/ William J. Hunter	Director
William J. Hunter		August 28, 2024

/s/ John Randall	Director
John Randall		August 28, 2024

/s/ Thomas J. Pernice	Director	August 28, 2024
Thomas J. Pernice

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